SUPPLEMENT (To prospectus supplement dated August 10, 2004 and prospectus dated June 14, 2001)	FILED PURSUANT TO RULE 424(B)(2) REGISTRATION NO. 333-60474

6,000,000 SHARES

LEHMAN BROTHERS HOLDINGS INC.

DEPOSITARY SHARES
EACH REPRESENTING 1/100TH OF A SHARE OF
FLOATING RATE CUMULATIVE PREFERRED STOCK, SERIES G

        This supplement should be read in conjunction with the prospectus supplement dated August 10, 2004 to the prospectus dated June 14, 2001 relating to Lehman Brothers Holdings' depositary shares, each representing 1/100th of a share of Floating Rate Cumulative Preferred Stock, Series G.

        RBC Dain Rauscher Inc. is an underwriter of the depositary shares. All references to the "underwriters" in the prospectus supplement shall be deemed to include RBC Dain Rauscher Inc.

        The underwriters names on the cover page and back cover page of the prospectus supplement should read, and is replaced in full, as follows:

LEHMAN BROTHERS	UBS INVESTMENT BANK
RBC DAIN RAUSCHER

        The table of underwriters names on page S-11 of the prospectus supplement should read, and is replaced in full, as follows:

Underwriters	Number of Shares
Lehman Brothers Inc.	2,970,000
UBS Securities LLC	2,970,000
RBC Dain Rauscher Inc.	60,000

Total	6,000,000

August 13, 2004